LEASE TERMINATION AND SURRENDER AGREEMENT

     AGREEMENT made as of November 22, 2010 by and between 777 COMMERCE DRIVE LLC, a Connecticut limited liability company having an address in care of Abbey Road Advisors LLC, 33 Riverside Avenue, 4th Floor, Westport, Connecticut 06880, ("Landlord"), and COMPETITIVE TECHNOLOGIES, INC., a Delaware corporation having
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its  principal  place  of  business at 777 Commerce Drive, Suite 100, Fairfield,
Connecticut  06825  ("Tenant").
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                                    RECITALS

     A. Landlord's predecessor-in-interest, 1375 Kings Highway/777 Commerce Drive Associates, LLC, and Tenant entered into a lease dated April 28, 2006 for premises consisting of approximately 10,622 rentable square feet (the "Premises") in the building commonly known as 777 Commerce Drive, Fairfield,
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Connecticut  as  amended by that certain Amendment to Lease dated July 20, 2006, and that certain Second Amendment to Lease dated June 18, 2007 (as so amended, the "Lease"). All capitalized terms used herein shall have the meanings ascribed
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to  them  in  the  Lease  unless  otherwise  specified.

     B. The parties entered into that certain Amended and Restated Agreement dated as of February 1, 2009; that certain Agreement dated November 9, 2009; and that certain Agreement dated March 25, 2010 (collectively, the "Rent Concession
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Agreements")  .
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     C.     The  Lease  term  commenced  September  1,  2006 and is scheduled to expire  on  September  30,  2013.

     D. The parties desire to terminate the Lease prior to the scheduled expiration date upon the terms and conditions hereinafter provided.

NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

     1.     Termination  and  Surrender.     The Lease shall terminate effective
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December  1,  2010 (the "Termination Date").  As of the Termination Date, Tenant
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shall  surrender  to  Landlord, and Landlord shall accept surrender of the Lease and the Premises to the intent and purpose that Tenant's rights and estate in the Lease and the Premises will be wholly extinguished on the Termination Date in the same manner and with the same effect as if that were the date set forth in the Lease for the natural expiration of the term thereof. Between the date of this Agreement and the Termination Date, Tenant shall comply with all of its obligations under the Lease.

     2.     Termination  Settlement  Amount.  Tenant  shall pay the sum of Three
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Hundred  Ninety Three Thousand Four Hundred Sixty Six Dollars ($393,466.00) (the
"TerminationSettlement  Amount")  to  Landlord in full payment of rent and other
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charges

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due  under  the Lease from the date hereof through the Termination Date, payable as  follows:

     (a)     $218,466  on  November  30,  2010;  and

     (b)     $175,000.00  on  December  1,  2010.

Payment shall be considered made when tendered to Landlord at its office set forth above by hand delivery, certified mail, or reputable overnight courier. Payment shall be in immediately available funds (including bank check or certified check), and shall be made without offset, deduction, or abatement of any kind.

     3.     Default.  Any  portion of the Termination Settlement Amount which is
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not paid when due shall incur an aggregated late charge equal to fifteen percent
(15%) of the unpaid amount and shall thereafter be payable with interest at the rate of five percent (5%) per annum in excess of the prime or base rate of Bank of America (or its successor) in effect from time to time from the due date to the date of payment.

     4.     Security  Deposit.  Tenant waives any and all claims Tenant may have
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to  any cash funds, deposit accounts, and other rights and evidence of rights to cash, now or hereafter held by Landlord, including, without limitation, all funds held as a security deposit under the Lease. In no event shall such funds be credited towards Tenant's obligation to pay the Termination Settlement Amount.

     5.     Removal  of  Tenant's  Property.  On or before the Termination Date,
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Tenant  shall  remove  all  of Tenant's personal property from the Premises.  If
Tenant's personal property is not removed within such time, Landlord may, at its option, dispose of the same without liability to Tenant and at the sole cost and expense of Tenant.

     6.     Encumbrances.  Tenant  represents  that  the  Premises have not been
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encumbered  in  any  way  whatever through or under Tenant, that Tenant has good right to surrender all of the same, and that no one other than Tenant has acquired or will acquire through or under Tenant any right, title or interest in or to any of the same.

     7.     Release  from  Liability.
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     (a)     Effective as of the date hereof, except for (i) third party claims,
(ii) claims resulting from a breach by Tenant of its obligations under this Agreement, including Tenant's covenant to comply with all of its obligations under the Lease until the Termination Date, and (iii) environmental matters for which Tenant is liable under the Lease and which have accrued prior to the date Tenant surrenders exclusive possession of the Premises to Landlord, Landlord does hereby remise, release and forever discharge Tenant from all manner of actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, controversies, agreements, promises, damages, expenses, lost profits, judgments, executions, claims and demands whatsoever,

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in  law or equity, which Landlord has or may have against Tenant, arising out of or  in  any  way  connected  to  the  Lease  or  the  Premises.

     (b) Effective as of the date hereof, except for (i) third party claims and (ii) claims resulting from a breach by Landlord of its obligations under this Agreement, Tenant does hereby remise, release and forever discharge Landlord from all manner of actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, controversies, agreements, promises, damages, expenses, lost profits, judgments, executions, claims and demands whatsoever, in law or equity, which Tenant has or may have against Landlord, arising out of or in any way connected to the Lease or the Premises.

     6.     Holdover.  In  the  event  that Tenant fails to surrender and vacate
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the  Premises  on  or  prior  to  the Termination Date, Tenant shall be deemed a licensee whose license may be terminated on five (5) days prior notice and Tenant shall pay a monthly license fee equal to the sum of (i) 200% of the Base Rent specified in the Lease for the month preceding the termination (pro-rated for any partial month), and (ii) any additional rent and other charges accruing during such period. In addition, Landlord shall have such damage remedies as are provided by law with respect to Tenant's failure to comply with the terms of this Agreement. Tenant shall indemnify Landlord for all damages sustained and liabilities incurred by Landlord as a result of Tenant's continued occupancy without Landlord's consent. Tenant shall not be deemed to have surrendered the Premises to Landlord unless and until Landlord has received from Tenant all keys to the Premises.

     7.     Time  of  Essence.  Time  is of the essence to this Agreement and to
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all  dates  and  time  periods  set  forth  herein.

     8.     Notices:  Tenant hereby designates the following changed address for
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notice  pursuant  to  Section  27  of  the  Lease:

               c/o  Competitive  Technologies,  Inc.
               1375  Kings  Highway  East
               Suite  400/485
               Fairfield,  CT  06824

     9.     Interpretation.  Landlord  and  Tenant  each acknowledge each to the
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other  that both they and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

     10.     Proper  Execution.  The  submission  by  Landlord to Tenant of this
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Agreement  in  unsigned  form  shall  be  deemed  to  be a submission solely for
Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option, and shall not confer any rights upon Tenant or impose any obligations upon Landlord irrespective of any reliance thereon, change of position or partial performance. The submission by Landlord of this Agreement for execution by Tenant and the actual execution and delivery thereof by

Tenant to Landlord shall similarly have no binding force and effect on Landlord unless and until Landlord shall have executed this Agreement and a counterpart thereof shall have been delivered to Tenant.

     11.     Broker.  Each  party represents to the other that it has not had or
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dealt  with  any  realtor, broker or agent in connection with the negotiation of this Agreement, and each party shall pay and hold the other harmless from any cost, expense or liability (including costs of suit and attorneys' fees) for any compensation, commission or charges claimed by any realtor, broker or agent with respect to this Agreement arising on account of such indemnifying party.

     12.     Counsel  Fees.  In the event of any litigation regarding the rights
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and  obligations of the parties under this Agreement, the prevailing party shall be entitled to recover from the losing party collection costs, reasonable counsel fees, court costs and other direct litigation expenses together with interest on the amount of any judgment, at the rate of 10% per annum from the date the action is commenced.

     13.     Governing  Law;  Consent  to  Jurisdiction. This Agreement shall be
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governed by, and construed and enforced in accordance with, the internal laws of the State of Connecticut, without regard to principles of conflicts of law. Each of the parties submits to the exclusive jurisdiction of any state or federal court sitting in Fairfield County, Connecticut in any action or proceeding arising out of or relating to this Agreement. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any party with respect thereto.

     14.     Entire Agreement; Modification.  This Agreement contains the entire
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understanding of the parties with respect to the subject matters covered hereby.
No modification or amendment to this Agreement of any kind whatsoever shall be made or claimed by either party, and no notice of any extension, change, modification or amendment made or claimed by either party shall have any force or effect whatsoever unless the same shall have been reduced to writing and fully signed by both parties.

     15.     Authority.  Tenant represents that Tenant has full power, authority
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and legal right to execute, deliver and perform its obligations pursuant to this
Agreement, that the execution, delivery and performance of this Agreement has been duly authorized, that the person executing this Agreement on Tenant's behalf has authority to do so, and that this Agreement, once executed by Tenant, constitutes the valid and binding obligation of Tenant, enforceable in accordance with its terms.

     16.     Counterparts.  This  Agreement  may be signed on separate signature
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pages  and shall be effective once this Agreement has been signed by both of the parties and all signature pages have been attached to one another, it not being necessary for the parties to have physically signed the same signature pages of this Agreement. Such signatures may also be by facsimile or other electronic means, which the undersigned all specifically

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agree  shall  be  deemed to be binding upon each of them and each other as if an original  signature.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                         LANDLORD:

                         777 COMMERCE DRIVE LLC


                         By: \s\ W. Mark Keeney
                         Name: W. Mark Keeney
                         Title: President

                         TENANT:

                         COMPETITIVE TECHNOLOGIES, INC.


                         By: \s\ Johnnie D. Johnson
                         Name: Johnnie D. Johnson
                         Title: Chief Executive Officer